Exhibit 99.1
Tilly’s, Inc. Declares Special Dividend of $0.70 per Share
Announces Fourth Quarter Comparable Store Sales Increased +0.1%
Raises Fourth Quarter Earnings Outlook
Renews Credit Facility for 3 Years

Irvine, CA, January 31, 2017 — Tilly’s Inc. (NYSE: TLYS) announced today that its Board of Directors has declared a special cash dividend of $0.70 per share, or approximately $20 million in the aggregate, on the Company’s outstanding Class A and Class B common stock. This one-time special dividend is payable on February 24, 2017 to stockholders of record at the close of business on February 15, 2017. The Company cannot guarantee any future dividends. The declaration and payment of future dividends, if any, will be at the sole discretion of the Board of Directors based on its consideration of various factors, including the Company’s operating results, financial condition, and anticipated capital requirements.

In anticipation of declaring the special dividend, the Company entered into an amended and restated credit facility with Wells Fargo Bank, N.A., effective as of January 26, 2017, which, among other things, allowed for the declaration and payment of the special dividend and extended the maturity date of such facility to January 26, 2020.

Fiscal 2016 Fourth Quarter Comparable Store Sales and Earnings Outlook Update
The Company also announced today that its comparable store sales, which include e-commerce sales, for the fourth quarter ended January 28, 2017 increased 0.1% versus the comparable prior year period. Based on these results, the Company now expects fiscal 2016 fourth quarter operating income to be in the range of approximately $10 million to $10.5 million, and earnings per share to be in the range of $0.21 to $0.22. These ranges assume an anticipated effective tax rate of approximately 40% and weighted average diluted shares of approximately 29 million. Earnings per diluted share for the fourth quarter of fiscal 2015 were $0.10.

“We are pleased to provide a direct return to our shareholders via this special dividend,” commented Ed Thomas, President and Chief Executive Officer. “The improvement in our fourth quarter outlook reflects better than anticipated product margins and expenses on same-store sales that were within our original outlook range.”

The Company's previous outlook ranges for the fourth quarter included comparable store sales of flat to +2%, operating income of $7.5 million to $9.5 million, and earnings per diluted share of $0.15 to $0.20, and assumed an anticipated effective tax rate of approximately 40% and weighted average diluted shares of approximately 28.7 million.

The Company’s fiscal 2016 operating results are subject to finalization and audit of its financial statements. The Company currently expects to report final results for the fiscal 2016 fourth quarter and full fiscal year on March 13, 2017.

About Tillys
Tillys is a leading destination specialty retailer of West Coast inspired apparel, footwear and accessories with an extensive assortment of the most relevant and sought-after brands rooted in action sports, music, art and fashion. Tillys is headquartered in Irvine, California and, as of January 28, 2017, operated 223 stores and its website, www.tillys.com.

Forward Looking Statements
Certain statements in this press release and oral statements made from time to time by our representatives are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding our future financial and operating results, including but not limited to future comparable store sales, future operating income, future net income, future earnings per share, future gross, operating or product margins, anticipated tax rate, future inventory levels, and market share and our business and strategy, including but not limited to expected store openings and closings, expansion of brands and exclusive relationships, development and growth of our e-commerce platform and business, promotional strategy, and any other statements about our future expectations, plans, intentions, beliefs or prospects expressed by management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to, our ability to respond to changing customer preferences and trends, attract customer traffic at our stores and online, execute our growth and long-term strategies, expand into new markets, grow our e-commerce business, effectively manage our inventory and costs, effectively compete with other retailers, enhance awareness of our brand and brand image, general consumer spending patterns and levels, the effect of weather, and other factors that are detailed in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on March 30, 2016, including those detailed in the section titled “Risk Factors” and in our other filings with the SEC, which are available from the SEC’s website at www.sec.gov and from our website at www.tillys.com under the heading “Investor Relations”. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We do not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. This release should be read in conjunction with our financial statements and notes thereto contained in our Form 10-K.